Exhibit 1.1

EXECUTION VERSION

SABRA HEALTH CARE REIT, INC.

$500,000,000 of

Shares of Common Stock

(par value $0.01 per share)

Equity Distribution Agreement

February 25, 2019

BMO Capital Markets Corp.

3 Times Square, 25th Floor

New York, New York 10036

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, New York 10019

Fifth Third Securities, Inc.

424 Church Street, Suite 600

Nashville, Tennessee 37219

The Huntington Investment Company

41 South High Street

Columbus, Ohio 43215

Jefferies LLC

520 Madison Avenue

New York, New York 10022

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

KeyBanc Capital Markets Inc.

127 Public Square, 11th Floor

Cleveland, Ohio 44114

Mizuho Securities USA LLC

320 Park Avenue – 12th Floor

New York, New York 10022

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

SMBC Nikko Securities America, Inc.

277 Park Avenue, 5th Floor

New York, New York 10172

Stifel, Nicolaus & Company, Incorporated

501 North Broadway

Saint Louis, Missouri 63102

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Rd., NE, 11th Floor

Atlanta, Georgia 30326

Ladies and Gentlemen:

SABRA HEALTH CARE REIT, INC., a Maryland corporation (the “Company”) confirms its agreement (this “Agreement”) with each of BMO Capital Markets Corp., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., The Huntington Investment Company, Jefferies LLC, JMP Securities LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Raymond James & Associates, Inc., Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., Stifel, Nicolaus & Company, Incorporated and SunTrust Robinson Humphrey, Inc., as agent and/or as principal under any Terms Agreement (as defined in Section 3 below) (each, an “Agent”, and collectively, the “Agents”), with respect to the issuance and sale, from time to time during the term of this Agreement or any Terms Agreement, by the Company in the manner and subject to the terms and conditions set forth herein of up to $500,000,000 aggregate gross proceeds (the “Maximum Amount”) of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The issuance and sale of Shares through the Agents on behalf of the Company will be effected pursuant to the Registration Statement (as defined below) filed by the Company with the Securities and Exchange Commission (the “Commission”) and that became automatically effective when filed with the Commission on January 17, 2017, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Shares.

The Company and each Agent agree as follows:

1.

Issuance and Sale of Shares. The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-215574), which contains a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agents, for use by the Agents, copies of the prospectus included as part of such registration statement, as amended, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in or incorporated by reference in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 430C under the Securities Act, is called the “Registration Statement”. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any issuer free writing prospectus (as defined below), is called the “Prospectus”. As used herein, “issuer free writing prospectus” has the meaning set forth in Rule 433 under the Securities Act, and “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. All references in this Agreement to (i) the Registration Statement or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (or any successor system) (“EDGAR”) and (ii) the Prospectus shall be deemed to include the “electronic Prospectus” (as defined below) provided for use in connection with the offering of the Shares as contemplated by Section 7(y) of this Agreement.

2.	Placements.

(a)

Each time that the Company wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify an Agent selected by the Company (a “Placement Agent”) to sell certain Shares on behalf of the Company from time to time, with respect to which such Placement Agent has agreed to act as agent, as instructed by the Company in the applicable Placement Notice (as defined below), by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued and sold, which number may also be listed as an amount of aggregate gross proceeds (the

“Placement Shares”), the Trading Day(s) (as defined below) on which Placement Shares subject to such Placement are intended to be sold (each, a “Purchase Date”) (which Purchase Dates may be designated to continue until the Placement Agent makes sales up to a predetermined aggregate gross proceeds amount), any limitation on the number of Placement Shares that may be sold on any single Trading day and any minimum price below which sales may not be made (collectively, a “Placement Notice”), a form of which containing such necessary minimum sales parameters is attached hereto as Schedule 1; provided that the Company shall not deliver a Placement Notice to any Agent, or execute a Terms Agreement with any Agent if, at or after any Representation Date, the Agents have not received the certificate required under Section 7(n), the opinions required under Section 7(o), the comfort letters required under Sections 7(p)(i) and 7(p)(ii) and the opinion required under Section 9(f), with respect to such Representation Date. The Placement Notice shall originate from the Company and be sent by any of the individuals from the Company set forth on Schedule 2 attached hereto (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from such Placement Agent named in such Placement Notice, as set forth on Schedule 2 (as Schedule 2 may be amended from time to time). If the terms of a Placement Notice contemplate that Placement Shares shall be sold on more than one Purchase Date, then the Company and such Placement Agent shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in the relevant Placement Notice and confirmed by the relevant Placement Acceptance (as defined below) and be binding to the same extent as any other terms contained therein.

(b)

The Placement Notice shall be effective only upon receipt and prompt confirmation by the Placement Agent by any means permissible under Section 14 hereof (a “Placement Acceptance”) unless and until (i) the entire amount of the Placement Shares have been sold, (ii) the Company or the Placement Agent suspends, cancels or terminates the Placement Notice (provided that any such suspension, cancellation or termination pursuant to this clause (ii) shall not affect or impair the Company’s or the Placement Agent’s respective rights or obligations with respect to Placement Shares sold hereunder prior to the giving of such notice, including with respect to Placement Shares sold that have not yet settled), (iii) the Company issues a subsequent Placement Notice to the Placement Agent with parameters superseding those of the earlier dated Placement Notice (provided that any such subsequent Placement Notice shall not affect or impair the Placement Agent’s respective rights or obligations with respect to Placement Shares sold hereunder prior to the giving of such subsequent Placement Notice, including with respect to Placement Shares sold that have not yet settled) or (iv) the Placement Notice or this Agreement has been terminated under the provisions of Section 13. The parties agree that no such notice under this Section shall be effective against another party to this Agreement unless it is made by one of the individuals named on Schedule 2 of such party, to one of the individuals named on Schedule 2 from such other Party (as such Schedule may be amended from time to time).

(c)

The amount of compensation to be paid by the Company to the Agents in connection with the sale of the Placement Shares shall be determined based on a rate to be agreed upon by the Company and the Agents, and shall be disbursed in accordance with Section 5(a) or as otherwise agreed by the Company and the Agents. The compensation described in the previous sentence shall not apply when an Agent acts as principal pursuant to a Terms Agreement, in which case the Company may sell Shares to such Agent as principal at a price agreed upon in such Terms Agreement.

(d)

Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares at a price lower than the minimum price authorized from time to time by the Company’s board of directors or duly authorized committee thereof, and notified to the Agents in writing, nor shall the Company cause or request the offer or sale of any Placement Shares in a number or with an aggregate gross or net sales price in excess of the number or aggregate gross or net sales price, as the case may be, authorized from time to time to be issued and sold under this Agreement, in each case by the Company’s board of directors or duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or in excess of the number or amount of Shares available for issuance on the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or approved for listing on the Exchange or for determining the number or aggregate gross or net sales price of Shares duly authorized by the Company.

(e)

It is expressly acknowledged and agreed that neither the Company nor any Agent will have any obligation whatsoever with respect to a Placement or any Shares unless and until the Company delivers a Placement Notice, receipt of which is promptly confirmed by the applicable Placement Agent through a Placement Acceptance, or the Company and an Agent enter into a Terms Agreement, and then only upon the terms specified in such Placement Notice or Terms Agreement, as applicable, and in this Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of the Terms Agreement will control.

(f)

The Company agrees that any offer to sell Shares, any solicitation of an offer to buy Shares or any sales of Shares shall only be effected by or through one Agent, acting as Placement Agent, on any Purchase Date. The Company shall in no event request that more than one Placement Agent offer or sell Shares on the same Purchase Date.

3.	Sale of Shares by the Agents.

(a)

Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice to a Placement Agent, receipt of which is promptly confirmed by such Placement Agent through a Placement Acceptance, and unless the sale of the Placement Shares described therein has been declined, suspended, canceled or otherwise terminated in accordance with the terms of this Agreement, the Placement Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Select Market (the “Exchange”), to sell such Placement Shares up to the amount specified in the Placement Notice, and otherwise in accordance with the terms of such Placement Notice. For the purposes hereof, “Trading Day” means any day on which the Common Stock is traded on the Exchange.

(b)

The Placement Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the prices at which such Placement Shares were sold, the aggregate gross proceeds from such sales, the compensation payable by the Company to the Placement Agent pursuant to Section 2(c) with respect to such sales, an itemization of any deductions made by the Placement Agent (as set forth in Section 5(a) below) for Transaction Fees payable in respect of such sales and the Net Proceeds (as defined below) payable to the Company.

(c)

Unless otherwise set forth in the Placement Notice, the Placement Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including, without limitation, sales made directly on the Exchange, on any other existing trading market for the Common Stock or to or through a market maker (which may include block transactions).

(d)	With prior consent of the Company, and subject to the terms of the Placement Notice, the Placement Agent may also sell Placement Shares in privately negotiated transactions.

(e)

The Company may also offer to sell Shares directly to an Agent, as principal, in which event such parties will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit 5 hereto (with such changes thereto as may be agreed upon by the Company and such Agent from time to time), relating to such sale. Any sales of Shares pursuant to a Terms Agreement will be made in accordance with the terms of this Agreement and the applicable Terms Agreement. The commitment of an Agent to purchase Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company contained herein and shall be subject to the terms and conditions herein set forth.

(f)

The Company acknowledges and agrees that (i) there can be no assurance that the Agents will be successful in selling Placement Shares, and (ii) no Agent will incur any liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by an Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Section 3, and no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be agreed upon by such Agent and the Company in a Terms Agreement.

(g)

The aggregate number of Shares that may be sold pursuant to this Agreement and any Terms Agreement shall not exceed the Maximum Amount. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this paragraph on the number of Shares issued and sold under this Agreement and any Terms Agreement shall be the sole responsibility of the Company, and the Agents shall have no obligation in connection with such compliance.

(h)

At each Applicable Time (as defined in Section 22(a)) and execution of any Terms Agreement, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of the Agents to sell Shares on behalf of the Company as described in this Section 3 shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 9 of this Agreement.

4.	Suspension of Sales.

(a)

The Company may, upon notice to the Agents in writing (by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Shares for any reason at any time, until the earlier of (i) the date the Company instructs the Agents to sell Shares under this Agreement pursuant to the terms hereof or (ii) the date on which the Company instructs the Agents that it is revoking its prior notice to the Agents that it does not intend to sell Shares pursuant to this Agreement (such time period, a “Suspension Period” and, the dates referenced in clauses (i) and (ii) of this Section 4(a), a “Suspension Rescission Date”); provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Shares sold under this Agreement prior to the receipt of such notice, including with respect to any Shares sold that have not yet settled.

(b)

Notwithstanding any other provision of this Agreement, but subject to Section 4(c) below, the Company shall not offer or sell, or request the offer or sale of, any Shares and, by notice to the applicable Agents in writing (including by email correspondence to each of the individuals of such Agent set forth on Schedule 2 if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of such Agent set forth on Schedule 2), shall cancel any instructions for the offer or sale of any Shares, and the Agents shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is in possession of material non-public information or (ii) at any time during the period commencing on the fourteenth day of the first month of any fiscal quarter and ending after the second full business day following the release of the Company’s earnings for the immediately preceding quarter.

(c)

If the Company wishes to offer or sell any Shares during any period described in Section 4(b)(ii) above (each such period, a “Blackout Period”), the Company will, as a condition to the giving or continuation of any Placement Notice or the entering into any Terms Agreement, certify in writing to the applicable Agents that the Company is not in possession of any material non-public information, which certification shall be deemed to remain in effect during the applicable Blackout Period or time period specified in the applicable Placement Notice or Terms Agreement, whichever ends earlier, unless withdrawn by the Company.

(d)

If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M (as defined below) are not satisfied with respect to the Company or the Shares, it shall promptly notify the other parties hereto and sales of Shares under any Placement Notice or Terms Agreement shall be suspended until such exemptive provisions or other exemptive provisions have been satisfied in the judgment of each party hereto or unless as otherwise agreed upon by an Agent and the Company pursuant to a Terms Agreement.

(e)

Upon receipt of any written notice contemplated in Section 7(j) (Notice of Other Sales) hereof, an Agent may suspend its activity under any Placement Notice or any Terms Agreement for such period of time as such Agent deems appropriate.

5.	Settlement.

(a)

Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered by the Placement Agent to the Company on a Settlement Date against receipt of the Placement

Shares sold (the “Net Proceeds”) will be equal to the aggregate gross sales price tendered to the Placement Agent for the sale of Placement Shares, minus the Placement Agent’s compensation for such sales payable by the Company pursuant to Section 2 hereof, and minus any further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales (the “Transaction Fees”). The Placement Agent shall notify the Company as promptly as practicable if there will be any deduction on account of any applicable Transaction Fees, and shall provide an itemization of any deductions to the Company in accordance with Section 3(b).

(b)

Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Placement Agent’s or its designee’s account (provided the Placement Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, the Placement Agent will deliver the Net Proceeds in same day funds to an account designated by the Company.

(c)

Default by Company or Transfer Agent. The Company agrees that if it, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Sections 10(a) (Indemnification of Each Agent) and 11 (Contribution) below, it will indemnify and hold each applicable Agent subject to a Placement Notice with respect to such Placement Shares harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as actually and reasonably incurred, arising out of or in connection with such default by the Company, and notwithstanding any such default by the Company, will pay to such Agent the commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6.	Representations, Warranties and Covenants of the Company. The Company represents and warrants to each Agent as of each Applicable Time, and covenants with each Agent, as follows:

(a)

Compliance with Registration Requirements. The Registration Statement became effective when filed with the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Company, threatened by the Commission. The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission the Registration Statement, which is an automatic shelf registration statement, as defined in Rule 405 under the Securities Act, on Form S-3 (File No. 333-215574).

(i)

At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) as of each Applicable Time (with such date being used as the determination date for purposes of this clause (iii)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

(ii)

The Prospectus, when filed and as of its date, complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copies thereof delivered to the Agents for use in connection with the offer and sale of the Shares. The Registration Statement and any post-effective amendment thereto, at the time it became effective and each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) of the Securities Act and at each Settlement Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were filed with the Commission under the Exchange Act, complied in all material respects with the requirements of the Exchange Act. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date, at each Applicable Time, and at each Representation Date (as defined in Section 7(n)), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agents furnished to the Company in writing by the Agents expressly for use therein, it being understood and agreed that the only such information furnished by the Agents to the Company consists of the Agent Information (as defined herein). There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(iii)

The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, that has not been superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule 3 hereto furnished to the Agents before first use, the Company has not prepared, used or referred to, and will not, without prior consent of the Agents, prepare, use or refer to, any free writing prospectus.

(b)

Offering Materials Furnished to the Agents. The Company has delivered to the Agents (i) a complete copy of the Registration Statement, each amendment thereto and each opinion, consent and certificate of experts filed as a part thereof, (ii) conformed copies of the Registration Statement, each amendment thereto and the Prospectus, as amended or supplemented and (iii) any free writing prospectus reviewed and consented to by the Agents, in the case of the preceding clauses (i)-(iii), in such quantities and at such places as such Agent has reasonably requested.

(c)

Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the completion of an Agent’s sale of all of the Placement Shares pursuant to this Agreement, any offering material in connection with the offering and sale of the Shares, other than the Prospectus, any free writing prospectus reviewed and consented to by such Agent and the Registration Statement.

(d)	The Agreements. This Agreement has been, and any Terms Agreement will have been, duly authorized, executed and delivered.

(e)

Authorization of the Shares. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and any Terms Agreement and, when issued and delivered by the Company pursuant to this Agreement or any Terms Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares.

(f)

No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement or any Terms Agreement.

(g)

No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the properties, business, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, other than in the ordinary course of business, nor entered into any material transaction or agreement other than in the ordinary course of business; and (iii) there has been no dividend or other distribution of any kind declared, paid or made by the Company (other than regular quarterly cash dividends consistent with past practice) or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class or series of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class or series of capital stock.

(h)

Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and its subsidiaries incorporated by reference in the Registration Statement and the Prospectus are (A) independent public or certified public accountants as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Exchange Act (“Regulation S-X”).

(i)

Preparation of the Financial Statements. The financial statements of the Company and its subsidiaries included and incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with GAAP (as defined in Section 22(b)), except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules of the Company and its subsidiaries are required to be included or incorporated by reference in the Registration Statement or the Prospectus. The pro forma consolidated financial statements of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in the Prospectus and in the Registration Statement present fairly the information contained therein, have been prepared in accordance with Article 11 of Regulation S-X with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Prospectus and the Registration Statement regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the required information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(j)	[Reserved].

(k)

Company’s Accounting System. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as otherwise disclosed in the Prospectus, there have not been and are no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated), and except as otherwise disclosed in the Prospectus, since the date of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q (as applicable), there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(l)

Incorporation and Good Standing of the Company and Its Subsidiaries. Each of the Company and its Significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership, limited liability company or trust, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement or any Terms Agreement. Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation, partnership, limited liability company or trust, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a

Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interests of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except as set forth in the Prospectus, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. Except as otherwise disclosed in the Prospectus, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K and (ii) such other entities omitted from Exhibit 21.1 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

(m)

Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (other than for subsequent issuances, if any, described in the Prospectus or pursuant to employee benefit plans described in the Prospectus or upon the exercise of outstanding options described in the Prospectus, and other than Shares sold pursuant to this Agreement or any Terms Agreement prior to the filing of the Company’s next Annual Report on Form 10-K or Quarterly Report on Form 10-Q). The Shares conform in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable. None of the outstanding Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(n)

Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing.

(o)

Non-Contravention of Laws and Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its Significant Subsidiaries is (i) in breach or violation of (A) its charter or bylaws, partnership agreement or operating agreement or similar organizational document, as applicable, (B) any applicable federal, state, local or foreign law, regulation or rule or (C) any applicable rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the Exchange), except in the case of the preceding clauses (B) and (C), for such breaches or violations as would not, individually or in the aggregate, result in a Material Adverse Change or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (a “Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of its subsidiaries), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except in the case of such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement or any Terms Agreement, consummation of the transactions contemplated hereby and thereby and by the Prospectus and the issuance and sale of the Shares (i) have been duly authorized by all necessary action (corporate or other) and will not result in any violation of the provisions of the charter or bylaws, partnership agreement or operating agreement or similar organizational document of the Company or any subsidiary, as applicable, (ii) will not conflict with or constitute a breach of, or a Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any federal, state, local or foreign law, regulation or rule, administrative or court decree or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the Exchange) applicable to the Company or any subsidiary, except in the case of the preceding clauses (ii) and (iii), for those conflicts, breaches, Defaults, Debt Repayment Triggering Events or violations that would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement or any Terms Agreement and consummation of the transactions contemplated hereby or thereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, or applicable state securities and blue sky laws. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(p)

No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, such subsidiary or such officer or director and, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or any Terms Agreement or (B) any such action, suit or proceeding is or would be material in the context of the sale of Shares. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, except where such dispute or disputes, individually or in the aggregate, would not have a Material Adverse Change.

(q)

Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement is material to the business of the Company and its subsidiaries, except where such infringement would not reasonably be expected to result in a Material Adverse Change.

(r)

All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations, licenses or permits issued by the appropriate state, local, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(s)

Title to Properties. Except as disclosed in the Prospectus, each of the Company and its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 6(i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as would not reasonably be expected to result in a Material Adverse Change. Except as disclosed in the Prospectus, none of the real property so owned by the Company or any of its subsidiaries (the “Real Property”) is subject to any options or rights of first refusal to purchase all or part of such real property or any interest therein, except as would not reasonably be expected to result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as would not reasonably be expected to result in a Material Adverse Change.

(t)

No Violation of Laws Pertaining to Real Properties. None of the Company or any of its subsidiaries is in violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning any of the Real Property, except for such violations which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. No written notice of any condemnation of or zoning change affecting the Real Properties or any parts thereof has been received, or, to the knowledge of the Company, threatened, that if consummated would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Each of the Real Properties complies with all applicable zoning laws, ordinances, regulations, development agreements, reciprocal easement agreements and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure would not reasonably be expected to result in a Material Adverse Change.

(u)

Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except in any case in which the failure to file or pay would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company and its subsidiaries have made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 6(i) above in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. No subsidiary of the Company that is a limited partnership or limited liability company has made an election under Section 7701 of the Internal Revenue Code of 1986, as amended (the “Code”), to change its default classification for federal income tax purposes, except for any taxable REIT subsidiary (TRS) of the Company formed in the ordinary course of business of the Company that has been organized as a limited partnership or limited liability company.

(v)

Investment Company Act. The Company is not, and will not be, either after receipt of payment for the Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(w)

Insurance. Each of the Company and its subsidiaries is insured with policies in such amounts and with such deductibles and covering such risks as it reasonably deems adequate for its business, and the Real Property is appropriately insured by institutions the Company reasonably believes to be financially sound.

(x)

No Price Stabilization or Manipulation; Compliance with Regulation M. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Agents may engage in passive market making transactions in the Shares on the Exchange in accordance with Regulation M. The Company acknowledges and agrees that each Agent has informed the Company that it may, to the extent permitted under the Exchange Act, purchase and sell shares of Common Stock for its own account and for the account of its clients while this Agreement or any Terms Agreement is in effect.

(y)	[Reserved].

(z)

Statistical and Market-Related Data. As of the effective date of the Registration Statement, the statistical, demographic and market-related data included in the Registration Statement and the Prospectus are (i) based on or derived from sources that the Company has no reason to believe are unreliable or inaccurate or (ii) represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(aa)

No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor any director, officer or employee acting on behalf of the Company or any of its subsidiaries, nor, to the Company’s knowledge, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries (i) has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and the Prospectus; (ii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iv) is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (v) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and all applicable anti-bribery and anti-corruption laws.

(bb)

Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control over Financial Reporting and Compliance with Sarbanes-Oxley. The Company, its subsidiaries and the Company’s directors or officers, in their capacities as such, are in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Except as otherwise disclosed in the Prospectus, the Company is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Except as otherwise disclosed in the Prospectus, the Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc)

Compliance with Environmental Laws. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements and (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

(dd)

ERISA Compliance. Except as otherwise disclosed in the Prospectus, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with ERISA, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. None of the Company, its subsidiaries or any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee pension benefit plan” (as defined under ERISA) or (ii) Sections 412, 4971 or 4975 of the Code. As used herein, “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member.

(ee)

Brokers. Except as otherwise disclosed in the Prospectus or pursuant to this Agreement or any Terms Agreement, there is and will be no broker, finder or other party that is entitled to receive from the Company or any of its subsidiaries any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement or any Terms Agreement.

(ff)

Dividend Restrictions. Except as otherwise disclosed in the Prospectus and except for limitations imposed with respect to the frequency (but not the amount) of dividends that may be paid by those subsidiaries of the Company with outstanding indebtedness owed to the U.S. Department of Housing and Urban Development (as of the date of this Agreement or any Terms Agreement), no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company or any other subsidiary of the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or any other subsidiary of the Company or from transferring any property or assets to the Company or to any other subsidiary of the Company.

(gg)	[Reserved].

(hh)

Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)

REIT Status. Commencing with the Company’s taxable year beginning January 1, 2011, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Code; and the current and proposed method of operation for the Company and its subsidiaries as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(jj)

No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor any director, officer or employee acting on behalf of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person in any country or territory that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions (i) with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or (ii) with any Sanctioned Country.

(kk)

Regulations T, U, X. Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that would reasonably be expected to cause this Agreement, any Terms Agreement or the issuance or sale of the Shares to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ll)

Accurate Disclosure. The statements set forth in the Prospectus under the captions “Description of Capital Stock” and “Material U.S. Federal Income Tax Considerations”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings in all material respects.

(mm)

AIFMD. Neither the Company nor any of its subsidiaries is an alternative investment fund nor an alternative investment fund manager as each term is understood for purposes of the European Union’s Alternative Investment Fund Managers Directive (No. 2011/61/EU) (the “AIFMD”) and any subordinate legislation enacted thereunder, as each has been amended, extended or re-enacted from time to time, including the applicable implementing legislation and regulations of each member state of the European Economic Area.

(nn)

Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no known breaches, violations, outages or unauthorized uses of or accesses to same, except as would not, individually or in the aggregate, result in a Material Adverse Change, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby.

The Company acknowledges that the Agents and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to the Agents, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7.	Additional Covenants of the Company. The Company further covenants and agrees with each Agent that:

(a)

Registration Statement Amendments; Securities Act Compliance. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rules 153 and 172 under the Securities Act), the Company shall (i) promptly advise the Agents in writing of the receipt of any comments of, or requests for additional or supplemental information from, the Commission that are reasonably related to the transactions contemplated by this Agreement; (ii) promptly advise the Agents in writing of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any free writing prospectus or the Prospectus; (iii) promptly advise the Agents in writing of the time and date that any post-effective amendment to the Registration Statement becomes effective; (iv) promptly advise the Agents in writing of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to the Prospectus or of any order preventing or suspending the use of any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes or pursuant to Section 8A of the Securities Act; (v) prepare and file with the Commission, promptly upon an Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in such Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares by the Agents (provided, however, that the failure of such Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect such Agent’s right to rely on the representations and warranties made by the Company in this Agreement); and (vi) furnish to each Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except in the case of clauses (ii), (iii) and (vi) for those documents available via EDGAR. If the Commission shall enter any such stop order described in clause (iv) at any time, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b), Rule 433, Rule 430B and Rule 430C, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 are made in a timely manner.

(b)

Delivery of Registration Statement and Prospectus. The Company shall furnish to each Agent and its counsel, without charge, as many copies as each Agent may reasonably request of the Registration Statement (including exhibits thereto), the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable, and, at an Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to an Agent to the extent such document is available to such Agent or the public on EDGAR.

(c)

Agents’ Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement or the Prospectus in connection with the transactions contemplated by this Agreement, the Company shall furnish to the Agents for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Agents’ consent (not to be unreasonably withheld or delayed), and shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule with respect to the transactions contemplated by this Agreement.

(d)

Free Writing Prospectuses. The Company shall furnish to the Agents for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed issuer free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any issuer proposed free writing prospectus or any amendment or supplement thereto without the Agents’ consent (not to be unreasonably withheld or delayed). The Company shall furnish to the Agents, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by, the Company, as the Agents may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or, when taken together with the Registration Statement, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Agents for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Agents’ consent (not to be unreasonably withheld or delayed).

(e)

Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Shares is required to be delivered by an Agent under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rules 153 or 172 under the Securities Act), the Company will comply in all material respects with the requirements imposed upon it by the Securities Act, as from time to time in force, and shall file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, or if in the opinion of the Company or such Agent or counsel for such Agent it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company will promptly notify such Agent to suspend the offering of Shares during such period and the Company agrees (subject to Sections 7(c) and 7(d)) to promptly prepare, file with the Commission and furnish at its own expense to the Agents, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law, including the Securities Act. Neither the Agents’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 7(c) or (d).

(f)

Listing of Placement Shares. During any period in which the Prospectus relating to the Shares is required to be delivered by any Agent under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rules 153 or 172 under the Securities Act), the Company will use its reasonable efforts to effect and maintain the listing of the Shares on the Exchange.

(g)

Earnings Statement. The Company shall make generally available to its security holders, as soon as practicable, but in any event no later than fifteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h)

Expenses. The Company will pay or cause to be paid all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes or governmental duties in connection with the issuance and sale of the Shares to the Agents; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any free writing prospectuses prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, this Agreement and any Terms Agreement; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Agents in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the securities laws of the United States, state securities or “blue sky” laws, the provincial securities laws of Canada or other jurisdictions designated by the Agents, and, if requested by any Agent, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper,” and any supplements thereto, advising such Agent of such qualifications, registrations and exemptions; (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Agents in connection with, review by the Financial Industry Regulatory Authority, Inc. (“FINRA”), if any, and approval of any Agent’s participation in the offering and distribution of the Shares; (viii) the fees and expenses associated with including the Shares on the Exchange; (ix) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement; and (x) all reasonable fees, disbursements and expenses of Cravath, Swaine & Moore LLP, counsel to the Agents, in connection with the transactions contemplated by this Agreement (including, for the avoidance of doubt, the expenses in connection with the deliverables and associated due diligence at each Representation Date), any Terms Agreement and as agreed upon from time to time by the Company and the Agents (such expenses in clause (x) above, the “Agent Legal Expenses”). The Agent Legal Expenses shall be due and payable by the Company reasonably promptly upon written request. Except as provided in this Section 7(h), Section 10 and Section 11 hereof, or as otherwise agreed by the parties hereto, each Agent shall pay its own expenses, including the fees and disbursements of its counsel.

(i)	Use of Proceeds. The Company will apply the Net Proceeds from the sale of the Shares to be sold by it hereunder in the manner described under the caption “Use of Proceeds” in the Prospectus.

(j)

Notice of Other Sales. During the pendency of any Placement Notice given hereunder or any Terms Agreement, the Company shall provide the applicable Agents notice as promptly as reasonably practicable before it offers to sell, contracts to sell, sells, pledges, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement or Shares offered pursuant to any Terms Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided that such notice shall not be required in connection with (i) the issuance, grant or sale of Common Stock, restricted stock units, options to purchase Common Stock or Common Stock issuable upon the vesting or exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale, joint venture, or purchase of assets described in the Prospectus, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to the Agents in advance or (iv) the issuance of any Common Stock issuable upon the redemption of outstanding partnership units in accordance with the limited partnership agreement of Sabra Health Care Limited Partnership.

(k)

Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company tenders a Placement Notice, sells Placement Shares, enters into a Terms Agreement or sells Shares pursuant to a Terms Agreement, advise the Agents as promptly as reasonably practicable prior to the delivery of such Placement Notice or entering into of such Terms Agreement, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents pursuant to this Agreement.

(l)

Due Diligence Cooperation. The Company will cooperate with any commercially reasonable due diligence review conducted by the Agents, or their respective agents, in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, upon reasonable notice during regular business hours and at the Company’s principal offices, as any of the Agents may reasonably request (i) on or prior to the date that the first Shares are sold pursuant to the terms of this Agreement or any Terms Agreement and (ii) prior to each Representation Date. The Company will make available its appropriate officers and cause such officers to participate in a call, or such other due diligence session, in form and substance reasonably satisfactory to the Agents and their counsel prior to each Representation Date (including, without limitation, the availability of the chief financial officer to respond to questions regarding the business and financial condition of the Company) or otherwise as any of the Agents may reasonably request from time to time; such call or due diligence session shall be for the purpose of updating the Agents’ due diligence review of the Company in connection with the transactions contemplated hereby. The obligations set forth in the preceding sentence of this Section 7(l) shall be suspended during a Suspension Period. On a Suspension Rescission Date, the provisions of this Section 7(l) shall once again be operative.

(m)

Required Filings Relating to Placement and Sale of Shares. The Company agrees that on or prior to such dates as the Securities Act shall require, the Company will (i) file and disclose in a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act or (ii) disclose in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as applicable, the number of Shares sold through the Agents under this Agreement or any Terms Agreement, the Net Proceeds to the Company, the compensation paid by the Company with respect to sales of Shares pursuant to the this Agreement or any Terms Agreement during the relevant period and any other information regarding the Shares that the Company reasonably believes is required to comply with the Securities Act. The Company agrees to deliver such number of copies of each such prospectus supplement (if any) to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. If, to the knowledge of the Company, any filing required by Rule 424 in connection with an offering of Shares shall not have been made, or if the representations and warranties of the Company contained in this Agreement shall not be true and correct on the applicable Settlement Date (or date of sale of Shares pursuant to a Terms Agreement), the Company will offer to any person who has agreed to purchase Shares from or through the Agents (or, in the case of a sale to an Agent pursuant to a Terms Agreement, such Agent itself) the right to refuse to purchase and pay for such Shares.

(n)

Representation Dates; Certificate. On the date of this Agreement and on or prior to the date that the first Shares are sold pursuant to the terms of this Agreement or any Terms Agreement and (A) each time the Company (i) files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares (other than a prospectus supplement filed in accordance with Section 7(m) of this Agreement) by means of a post-effective amendment, sticker or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares; (ii) files an Annual Report on Form 10-K under the Exchange Act; (iii) files its Quarterly Reports on Form 10-Q under the Exchange Act; or (iv) files a Current Report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K, and other than a report on Form 8-K containing financial information of a tenant of the Company or its subsidiaries) under the Exchange Act and (B) upon a Suspension Rescission Date and as reasonably requested (each date of filing of one or more of the documents referred to in clauses (i) through (iv) above and any Suspension Rescission Date referred to in clause (B) shall be a “Representation Date”); the Company shall furnish the Agents with a certificate, in the form attached hereto as Exhibit 7(n) within three (3) Trading Days of any Representation Date if requested by any Agent or its counsel. The requirement to provide a certificate under this Section 7(n) is hereby waived for any Representation Date occurring at a time at which no Placement Notice is pending or at which no Terms Agreement is outstanding, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder or enters into a Terms Agreement (which, in each case for such calendar quarter, shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date referred to in clause (A)(i) and (ii) of this Section 7(n); provided further however, that the obligation of the Company under this Section 7(n) shall be deferred during any Suspension Period and shall recommence upon any Suspension Rescission Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 7(n), then before the Company delivers the Placement Notice, executes a Terms Agreement or any Agent sells any Shares (whether as Placement Shares or Shares sold pursuant to a Terms Agreement), the Company shall provide the Agents with a certificate, in the form attached hereto as Exhibit 7(n), dated the date of such Placement Notice or Terms Agreement.

(o)

Legal Opinion of Counsel for the Company. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement or any Terms Agreement and within three (3) Trading Days of any Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, the Company shall cause to be furnished to the Agents the written opinions of each of (i) O’Melveny & Myers LLP; (ii) Venable LLP and (iii) Fried, Frank, Harris, Shriver & Jacobson LLP, or other counsel satisfactory to the Agents, in form and substance satisfactory to the Agents and their counsel, dated the date that each opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit 7(o)(1), Exhibit 7(o)(2) and Exhibit 7(o)(3), respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent

Representation Dates, counsel may furnish the Agents with a letter (a “Reliance Letter”) to the effect that the Agents may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). The obligation of the Company under this Section 7(o) shall be deferred during any Suspension Period and shall recommence upon a Suspension Rescission Date.

(p)	Comfort Letter.

(i)

On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement or any Terms Agreement and within three (3) Trading Days of any Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, the Company shall cause (a) PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, to furnish the Agents a letter dated the date the letter is delivered and addressed to the Agents, in form and substance satisfactory to the Agents, (i) containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Auditing Standard 6101 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information of the Company and its subsidiaries contained or incorporated by reference in the Registration Statement, the Prospectus, and each free writing prospectus, if any, and, with respect to each letter dated the date hereof only, the Prospectus and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X (the “PwC Comfort Letter”, the first such letter, the “Initial PwC Comfort Letter”) and (b) PricewaterhouseCoopers LLP to update the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such later date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The obligations of the Company under this Section 7(p)(i) shall be deferred during any Suspension Period and shall recommence upon a Suspension Rescission Date.

(ii)

On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement or any Terms Agreement and within three (3) Trading Days of any Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, but only for so long as financial statements of Care Capital Properties, Inc. (“CCP”) and its subsidiaries are required to be presented in the Registration Statement pursuant to Rule 3-

05(b)(4)(iii) of Regulation S-X, the Company shall cause KPMG LLP, independent public or certified public accountants for CCP, to furnish the Agents a letter dated the date the letter is delivered and addressed to the Agents, in form and substance satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Auditing Standard 6101 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information of CCP and its subsidiaries contained or incorporated by reference in the Registration Statement, the Prospectus, and each free writing prospectus, if any, and, with respect to each letter dated the date hereof only, the Prospectus (the “KPMG Comfort Letter”, the first such letter, the “Initial KPMG Comfort Letter”; the KPMG Comfort Letter, together with the PwC Comfort Letter, the “Comfort Letters”).

(q)

Insurance. Each of the Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and with such deductibles and covering such risks as it reasonably deems adequate for their businesses, and the real property owned by the Company and its subsidiaries is appropriately insured by institutions the Company reasonably believes to be financially sound.

(r)

Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state, local or foreign law in order to conduct their respective businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to result in a Material Adverse Change.

(s)

REIT Treatment. The Company currently intends to continue to qualify as a REIT under the Code and to use commercially reasonable efforts to enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent tax years that include any portion of the term of this Agreement or any Terms Agreement.

(t)

Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus, including the filing of any and all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(u)

No Offer to Sell. Other than a free writing prospectus approved in advance in writing by the Company and an Agent in its capacity as agent hereunder or as principal pursuant to a Terms Agreement, the Company (including its agents and representatives, other than an Agent in its capacity as such) will not, directly or indirectly, use, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by an Agent as agent hereunder or as principal pursuant to a Terms Agreement.

(v)

Filing of Free Writing Prospectuses. The Company shall not take any action that would result in any Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of an Agent that such Agent otherwise would not have been required to file thereunder.

(w)

Blue Sky Compliance. The Company (i) shall cooperate with the Agents and counsel for the Agents to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by any Agent, (ii) shall comply with such laws and (iii) shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Agents promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(x)	Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(y)

Company To Provide Copy of the Prospectus in Form That May Be Downloaded from the Internet. The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Agents an “electronic Prospectus” to be used by the Agents in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format satisfactory to the Agents that may be transmitted electronically by the Agents to offerees and purchasers of the Shares; (ii) it shall disclose the same information as the paper Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Agents, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time).

(z)

Future Reports to the Agents. For so long as the delivery of a prospectus is required in connection with the offer and sale of the Shares, the Company will furnish to the Agents at the applicable addresses set forth on Schedule 4 attached hereto: (i) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (ii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock; provided that, in each case, the Company will be deemed to have furnished the foregoing documents as required by this Section to the extent they are filed with the Commission and publicly accessible on EDGAR.

(aa)

Renewal of Registration Statement. The date of this Agreement or any Terms Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the Renewal Date, this Agreement or any Terms Agreement has not terminated and a prospectus is required to be delivered or made available by any Agent under the Securities Act or the Exchange Act in connection with the sale of Shares, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Shares, and, if such registration statement is not an automatic shelf registration statement, will use its commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Shares to continue as contemplated in the expired registration statement relating to such Securities. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

(bb)

No Stabilization or Manipulation. None of the Company or its subsidiaries, or any affiliate of the Company or its subsidiaries, will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the Exchange Act.

8.

Covenant of Each Agent. Each Agent covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Agent that otherwise would not be required to be filed by the Company thereunder, but for the action of such Agent.

9.

Conditions to the Agents’ Obligations. The obligations of the Agents hereunder with respect to a Placement and the obligations of the Agents pursuant to any Terms Agreement will be subject to the continuing accuracy of the representations and warranties on the part of the Company set forth in Section 6 hereof, to the timely performance by the Company of its covenants and other obligations hereunder, to the completion by the Agents of a due diligence review satisfactory to each Agent in its reasonable judgment and to the continuing satisfaction (or waiver by the Agents in their sole discretion) of each of the following additional conditions:

(a)

Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices; (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice; and (iii) all sales of Shares pursuant to any Terms Agreement.

(b)

No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (ii) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other self-regulatory organization or federal, state, local or foreign governmental or regulatory commission, board, authority, agency, court, administrative or other governmental body having jurisdiction over the Company, during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; and (iii) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)

No Misstatement or Material Omission. The Registration Statement and Prospectus, and any amendment or supplement thereto, shall not contain any untrue statement of a material fact, or omit to state a material fact that is required to be stated therein or is necessary to make the statements therein not misleading.

(d)

Material Changes. Except as otherwise disclosed in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have occurred (i) any Material Adverse Change in the judgment of the Agents and (ii) any downgrading in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act that is so material as to make it impracticable or inadvisable in the sole judgment of the Agents to proceed with the offering of the Shares on the terms and in the manner contemplated in the Prospectus.

(e)

Company Counsel Legal Opinion. The Agents shall have received the opinions of each of (i) O’Melveny & Myers LLP; (ii) Venable LLP and (iii) Fried, Frank, Harris, Shriver & Jacobson LLP required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).

(f)

Opinion of Counsel for the Agents. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement or any Terms Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, the Agents shall have received from Cravath, Swaine & Moore LLP, counsel for the Agents, such opinion or opinions, dated the date that the opinion is required to be delivered, with respect to such matters as the Agents may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters; provided, however, that the obligation of Cravath, Swaine & Moore LLP under this Section 9(f) shall be deferred during any Suspension Period and shall recommence upon a Suspension Rescission Date.

(g)

Comfort Letter. The Agents shall have received the Comfort Letters required to be delivered pursuant to Sections 7(p)(i) and 7(p)(ii) on or before the date on which such delivery of such letters is required pursuant to Sections 7(p)(i) and 7(p)(ii).

(h)

Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

(i)

No Stop Order. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect and no proceedings for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A of the Securities Act, shall have been instituted or are pending or, to the knowledge of the Company, threatened by the Commission.

(j)	No Suspension. Trading in the Shares shall not have been suspended on the Exchange.

(k)

Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(n), the Agents and counsel for the Agents shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained, including, without limitation, certain certificates signed by the Chief Financial Officer of the Company in his capacity as such on behalf of the Company, in the form reasonably requested by the Agents; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement or any Terms Agreement shall be satisfactory in form and substance to the Agents and counsel for the Agents.

(l)

Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder or the commencement of any sales pursuant to any Terms Agreement shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m)

Approval for Listing. Either (i) the Shares shall have been approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Shares on the Exchange at, or prior to, the issuance of any Placement Notice or the commencement of any sales pursuant to any Terms Agreement.

(n)	Actively-Traded Security. The Common Stock shall be an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(o)	No Termination Event. There shall not have occurred any event that would permit the Agents to terminate this Agreement or any Terms Agreement pursuant to Section 13(a).

If any condition specified in this Section 9 is not satisfied when and as required to be satisfied, this Agreement or any Terms Agreement may be terminated by any Agent (as to itself only) by notice to the Company at any time, which termination shall be without liability on the part of any party to any other party, except that Section 7(h), Section 9 and Section 10 shall at all times be effective and shall survive such termination.

10.	Indemnification.

(a)

Indemnification of Each Agent. The Company agrees to indemnify and hold harmless each Agent, its affiliates, officers, directors, employees and agents, and each person, if any, who controls such Agent within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which each Agent or such affiliate, officer, director, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by such Agent in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above; and to reimburse such Agent and each such affiliate, officer, director, employee, agent or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by such Agent) as such expenses are reasonably incurred by such Agent or such affiliate, officer, director, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information relating to such Agent furnished to the Company by such Agent expressly for use in the Registration Statement, any such free writing prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by such Agent to the Company consists of the Agent Information. The indemnity agreement set forth in this Section 10(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)

Indemnification of the Company, its Directors and Officers. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Agent), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case of clauses (i) and (ii) above to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus or such free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, in reliance upon and in conformity with the Agent Information, and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that, with respect to each Agent, “Agent Information” shall mean only the information that such Agent has furnished to the Company expressly for use in the Registration Statement, the Prospectus and any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), which consists exclusively of the names of the Agents set forth on the front and back cover of the Prospectus Supplement. The indemnity agreement set forth in this Section 10(b) shall be in addition to any liabilities that such Agent may otherwise have.

(c)

Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party hereunder to the extent it is not prejudiced as a proximate result of such failure, and in any event will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and (to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party) to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Agents (in the case of counsel for the indemnified parties referred to in Section 10(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 10(b) above)); (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)

Settlements. The indemnifying party under this Section 10 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 10(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

11.

Contribution. If the indemnification provided for in Section 10 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall severally contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agents, on the other hand, from the offering of the Shares pursuant to this Agreement or to any Terms Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agents, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the applicable Agents, on the other hand, in connection with the offering of the Shares pursuant to this Agreement or any Terms Agreement shall be deemed to be in the same respective proportions as the sum of (i) the total Net Proceeds received by the Company from the offering of Placement Shares pursuant to an applicable Placement and the (ii) net proceeds received by the Company pursuant to a sale of Shares under an applicable Terms Agreement, bears to the total compensation received by the applicable Agents, or to which the applicable Agents are entitled to receive but have not yet received (whether through the sale of Shares through a Placement or pursuant to a Terms Agreement). The relative fault of the Company, on the one hand, and the applicable Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the applicable Agents, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 10(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 11; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 10(c) for purposes of indemnification.

The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 11.

Notwithstanding the provisions of this Section 11, an Agent shall not be required to contribute any amount in excess of the compensation received by it in connection with a sale of Shares to the public (i) through a Placement and (ii) any applicable Terms Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11, each officer, director, affiliate, employee and agent of an Agent and each person, if any, who controls such Agent within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

12.

Representations and Indemnities To Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agents or the Company or any of its or their officers, directors, affiliates, employees or agents or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold under this Agreement and pursuant to any Terms Agreement, and any termination of this Agreement.

13.	Termination of This Agreement.

(a)

Each Agent shall have the right, by giving notice as hereinafter specified at any time, to terminate its obligations pursuant to a Placement Notice or any Terms Agreement if (i) trading in any of the Company’s securities shall have been suspended or limited by the Commission or by the Exchange or in any over-the-counter market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in the United States’ or international political, financial or economic conditions, as in the judgment of such Agent is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of such Agent there shall have occurred any Material Adverse Change; (v) the Company or any of its subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of such Agent may interfere materially with the conduct of the business and operations of the Company and any of its subsidiaries taken as a whole regardless of whether or not such loss shall have been insured; or (vi) any material disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Shares. Any termination pursuant to this Section 13(a) shall be without liability on the part of (A) the Company to such Agent, except that the Company shall be obligated to reimburse the expenses of such Agent pursuant to Section 7(h) hereof, (B) such Agent to the Company, or (C) of any party hereto to any other party except that the provisions of Section 10 and Section 11 shall at all times be effective and shall survive such termination.

(b)

The Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination hereunder shall be without liability of any party to any other party except that the provisions of Section 5(c), 7(h), Section 10, Section 11, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(c)

Each Agent shall have the right to terminate its obligations hereunder or pursuant to any Terms Agreement (in each case, as to itself only) in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h), Section 10, Section 11, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(d)

Unless earlier terminated pursuant to this Section 13, this Agreement and any Terms Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Agents on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(h), Section 10, Section 11, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(e)

This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(h), Section 10, Section 11, Section 18 and Section 19 shall remain in full force and effect.

(f)

Any termination of this Agreement or any Terms Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by such Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, or prior to the Time of Delivery (as defined in Exhibit 5) for any sale of Shares pursuant to a Terms Agreement, such Shares shall settle in accordance with the provisions of this Agreement or such Terms Agreement, as applicable.

14.	Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or emailed and confirmed to the parties hereto as follows:

If to an Agent:

The applicable Agent at the address set forth in Schedule 2 hereto.

with a copy to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019

Attention: William J. Whelan, III

Email: WWhelan@cravath.com

If to the Company:

Sabra Health Care REIT, Inc.

18500 Von Karman Avenue, Suite 550

Irvine, California 92612

Attention: Richard K. Matros

Email: rmatros@sabrahealth.com

with a copy to:

O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, California 92660

Attention: Andor D. Terner

Email: aterner@omm.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

15.

Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agents and their respective successors and the affiliates, controlling persons, officers, directors, employees and agents referred to in Section 10 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign its rights or obligations under this Agreement without the prior written consent of the other parties; provided, however, that each Agent may assign its rights and obligations hereunder to an affiliate of such Agent without obtaining the Company’s or any other Agent’s consent. The term “successors” shall not include any purchaser of the Shares as such from the Agents merely by reason of such purchase.

16.

Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

17.

Entire Agreement; Amendment; Severability. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

18.

Applicable Law; Consent to Jurisdiction. This Agreement and any Terms Agreement, and any claim, controversy or dispute arising under or related thereto, shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby shall be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, this Agreement does not prohibit or restrict the Company from filing an arbitration claim in the FINRA arbitration forum as specified in FINRA rules.

19.

Waiver of Jury Trial. The Company and each Agent each hereby irrevocably waive any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement, any Terms Agreement or any transaction contemplated hereby or thereby.

20.	Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)

Each Agent has been retained solely to act as agent in the capacity of an arm’s-length contractual counterparty to the Company in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and any Agent has been created in respect of any of the transactions contemplated by this Agreement or any Terms Agreement, irrespective of whether such Agent has advised or is advising the Company on other matters;

(b)	the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement and any Terms Agreement;

(c)

the Company has been advised that the Agents and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agents have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)

the Company waives, to the fullest extent permitted by law, any claims it may have against the Agents for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agents shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company.

21.

Counterparts. This Agreement and any Terms Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement or any Terms Agreement by one party to the other made by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

22.	Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

(a)

“Applicable Time” means the date of this Agreement, each Representation Date, the date on which a Placement Notice is given, any date on which Placement Shares are sold hereunder and each Settlement Date, or such other time as agreed to by the Company and the Agents.

(b)	“GAAP” means United States generally accepted accounting principles, applied on a consistent basis throughout the periods involved.

(c)	“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(d)	“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(e)	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(f)

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23.

Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.

24.	Recognition of the U.S. Special Resolution Regimes.

(a)

In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement or any Terms Agreement, and any interest and obligation in or under this Agreement or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement or any Terms Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement were governed by the laws of the United States or a state of the United States.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 10 and the contribution provisions of Section 11, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 10 and 11 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, each free writing prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Signature Pages Follow]

If the foregoing correctly sets forth the understanding between the Company and each Agent, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement between the Company and each Agent.

Very truly yours,

SABRA HEALTH CARE REIT, INC.,

by	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Equity Distribution Agreement]

ACCEPTED as of the date first-above written:

BMO CAPITAL MARKETS CORP.,

by	/s/ Jonathan Li
	Name:	Jonathan Li
	Title:	Managing Director

CREDIT AGRICOLE SECURITIES (USA) INC.,

by	/s/ Jean-Marc Nguyen
	Name:	Jean-Marc Nguyen
	Title:	Managing Director

FIFTH THIRD SECURITIES, INC.,

by	/s/ Michael E. Ryan
	Name:	Michael E. Ryan
	Title:	Managing Director

THE HUNTINGTON INVESTMENT COMPANY,

by	/s/ Peter Dippolito
	Name:	Peter Dippolito
	Title:	SVP | Senior Managing Director

JEFFERIES LLC,

by	/s/ Michael Judlowe
	Name:	Michael Judlowe
	Title:	Managing Director, ECM

[Signature Page to Equity Distribution Agreement]

JMP SECURITIES LLC,

by	/s/ Ryan Abbe
	Name:	Ryan Abbe
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC,

by	/s/ Stephanie Little
	Name:	Stephanie Little
	Title:	Executive Director

KEYBANC CAPITAL MARKETS INC.,

by	/s/ John Horrigan
	Name:	John Horrigan
	Title:	Managing Director

MIZUHO SECURITIES USA LLC,

by	/s/ Stephen F.X. Roney
	Name:	Stephen F.X. Roney
	Title:	Managing Director

MORGAN STANLEY & CO. LLC,

by	/s/ Kent Leung
	Name:	Kent Leung
	Title:	Executive Director

MUFG SECURITIES AMERICAS INC.,

by	/s/ Richard Testa
	Name:	Richard Testa
	Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

RAYMOND JAMES & ASSOCIATES, INC.,

by	/s/ Jozsi Popper
	Name:	Jozsi Popper
	Title:	Senior Vice President Real Estate

SCOTIA CAPITAL (USA) INC.,

by	/s/ John McGuire
	Name:	John McGuire
	Title:	Managing Director

SMBC NIKKO SECURITIES AMERICA, INC.,

by	/s/ Michelle Petropoulos
	Name:	Michelle Petropoulos
	Title:	Managing Director

STIFEL, NICOLAUS & COMPANY, INCORPORATED,

by	/s/ Chad M. Gorsuch
	Name:	Chad M. Gorsuch
	Title:	Managing Director

SUNTRUST ROBINSON HUMPHREY, INC.,

by	/s/ Keith Carpenter
	Name:	Keith Carpenter
	Title:	Director

[Signature Page to Equity Distribution Agreement]

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject:	Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Sabra Health Care REIT, Inc. (the “Company”) and BMO Capital Markets Corp., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., The Huntington Investment Company, Jefferies LLC, JMP Securities LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Raymond James & Associates, Inc., Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., Stifel, Nicolaus & Company, Incorporated and SunTrust Robinson Humphrey, Inc. (each, an “Agent”, and collectively, the “Agents”), dated February 25, 2019 (the “Distribution Agreement”), I hereby request on behalf of the Company that [ ], acting as the Placement Agent on behalf of the Company, sell up to [[                ] shares] [$[                 ] in aggregate gross proceeds] of the Company’s Common Stock, issued pursuant to the Distribution Agreement, at a minimum market price of $_______ per share, [with no limitation on the number of Shares that may be sold on any single Trading Day][with no more than [[                ] Shares][[                ] in aggregate gross proceeds] sold on any single Trading Day], during the time period beginning [month, day, time] and ending [month, day, time] [the first date on which the Placement Agent sells $[                 ] in aggregate gross proceeds of the Company’s Common Stock] [such date in the future as the Company shall notify the Placement Agent in writing (including by email)].

Defined terms that are used but not defined herein shall have the meanings ascribed to them in the Distribution Agreement.

SCHEDULE 2

THE COMPANY

SABRA HEALTH CARE REIT, INC.

Richard K. Matros                 rmatros@sabrahealth.com

Harold W. Andrews, Jr.         handrews@sabrahealth.com

Michael Costa                        mcosta@sabrahealth.com

AGENTS

BMO Capital Markets Corp.

3 Times Square, 25th Floor, New York, NY 10036

Attention: Eric Benedict

Facsimile: 212 702 1231

E-mail:

Eric.Benedict@bmo.com, Jonathan.Li@bmo.com, Alexander.Watson@bmo.com, Anthony.Albrecht@bmo.com, David1.Friedman@bmo.com, Jaryd.Banach@bmo.com, Sarah.Bloom@bmo.com, Patrick.Rosenthal@bmo.com, Alice.liou@bmo.com, William.levin@bmo.com

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas, New York, NY 10019

Attention: Douglas Cheng

Facsimile: (212) 261-2516

E-mail:

douglas.cheng@ca-cib.com, yuliya.nisnevich@ca-cib.com, elizabeth.deluise@ca-cib.com, luis.vonhoroch@ca-cib.com, nancy.dejesus@ca-cib.com

Fifth Third Securities, Inc.

424 Church Street, Suite 600, Nashville, TN, 37219

Attention: Michael Ryan

Facsimile: 615-687-3088

E-mail:

Michael.Perillo@53.com, michael.ryan@53.com, susannah.lunke@53.com, paul.gerwe@53.com, ioanis.jorgali@53.com, michael.bertkau@53.com

The Huntington Investment Company

41 South High Street, Columbus, OH 43215

Attention: Peter Dippolito

Facsimile: 888-409-9487

E-mail:

Cheryl.Holm@Huntington.com, Scott.Kleinman@Huntington.com, Matt.Milcetich@Huntington.com, Peter.Dippolito@Huntington.com, Jay.Clutter@Huntington.com, Barry.Fredrickson@Huntington.com, Jon.Novak@Huntington.com, Elizabeth.M.Hill@Huntington.com, John.Szwagulak@Huntington.com

Jefferies LLC

520 Madison Avenue, New York, NY 10022

Attention: General Counsel

Facsimile: (646) 619-4437

E-mail:

klockwood@Jefferies.com, william.cowan@jefferies.com, wcole@jefferies.com, nrickolt@jefferies.com, mjudlowe@jefferies.com, jnassirian@jefferies.com, kburnett@jefferies.com, dlynaugh@jefferies.com, mmagarro@jefferies.com, ccohn@jefferies.com

JMP Securities LLC

600 Montgomery Street, Suite 1100, San Francisco, CA 94111

Attention: Aidan Whitehead, Lee Weiner, Ryan Abbe & Eric Clark

Facsimile: (415) 835-8920

E-mail: awhitehead@jmpsecurities.com, lweiner@jmpsecurities.com, rabbe@jmpsecurities.com, eclark@jmpsecurities.com

J.P. Morgan Securities LLC

383 Madison Avenue, New York, NY 10179

Attention: Stephanie Little

Facsimile: 312-300-7716

E-mail:

wilfrid.n.schlumberger@jpmorgan.com, ofer.harduf@jpmorgan.com, alison.martinez@jpmorgan.com, spencer.ward@jpmorgan.com, stephanie.y.little@jpmorgan.com, marlee.k.burr@jpmorgan.com, shuo.cheng@jpmchase.com, jordan.d.paszczykowski@jpmorgan.com, dylan.tavolacci@jpmorgan.com, matthew.b.abramowitz@jpmorgan.com, lori.e.arz@jpmorgan.com

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor, Cleveland, OH 44114

Attention: Dave Gruber, John Horrigan, Paul Hodermarsky, Michael Jones

E-mail:

dgruber@key.com, jhorrigan@key.com, phodermarsky@key.com, Michael.c.jones@key.com

Mizuho Securities USA LLC

320 Park Avenue – 12th Floor, New York, NY 10022

Attention: Equity Capital Markets Desk

Email: US-ECM@mizuhogroup.com

With a copy to: legalnotices@mizuhogroup.com, Attention: Office of the General Counsel

Morgan Stanley & Co. LLC

1585 Broadway, New York, NY 10036

Attention: Equity Syndicate Desk

Copy to: Legal Department

E-mail:

Kent.Leung@morganstanley.com; Matt.VonBargen@morganstanley.com; Justin.Landis@morganstanley.com; Edward.Molloy@morganstanley.com; Jon.Sierant@morganstanley.com; Minoshka.Narayan@morganstanley.com; Elizabeth.Rosado@morganstanley.com; Matthew.Johnson@morganstanley.com

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor, New York, NY 10020

Attention: ETG

E-mail:

jason.demark@mufgsecurities.com; andrew.wedderburn-maxwell@mufgsecurities.com; buck.dodd@mufgsecurities.com; anastasios.wallingford@mufgsecurities.com; suzy.trdoslavic@mufgsecurities.com;

Raymond James & Associates, Inc.

880 Carillon Parkway, St. Petersburg, FL 33716

Attention: General Counsel

Facsimile: (727) 567-8247

E-mail:

jozsi.popper@raymondjames.com, nolan.rivers@raymondjames.com, michael.hatch@raymondjames.com, kent.nelson@raymondjames.com, sean.wolf@raymondjames.com, john.critchlow@raymondjames.com, logan.lane@raymondjames.com, jeff.fordham@raymondjames.com, jeanna.bryan@raymondjames.com, rachel.jallick@raymondjames.com, omar.delarosa@raymondjames.com, brandon.moore@raymondjames.com, brian.mcelligott@raymondjames.com, nicole.castillo@raymondjames.com

Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor, New York, NY 10281

Attention: Equity Capital Markets

Copies (which shall not constitute notice) to: Chief Legal Officer, U.S.

Facsimile: (212) 225-6550

E-mail:

us.ecm@scotiabank.com, us.legal@scotiabank.com

SMBC Nikko Securities America, Inc.

277 Park Avenue, 5th Floor, New York, NY 10172

Attention: Equity Capital Markets

Facsimile: (212) 224-4954

E-mail:

james_d_benko@smbcgroup.com, MPetropoulos@smbcnikko-si.com, jae-in_hwang@smbcgroup.com, MikeAWalsh@smbcnikko-si.com, garpaia@smbcnikko-si.com, elarrison@smbcnikko-si.com, sshin@smbcnikko-si.com, patrick_brake@smbcgroup.com, nyecm@smbcnikko-si.com

Stifel, Nicolaus & Company, Incorporated

One South Street, 15th Floor, Baltimore, MD 21202

Attention: Syndicate Department

Facsimile: (443) 224-1273

E-mail: SyndProspectus@stifel.com

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Rd., NE, 11th Floor, Atlanta, GA 30326

Attention: Keith Carpenter and Geoff Fennel

Facsimile: (404) 926-5872

E-mail:

david.dupuy@suntrust.com, alan.germano@suntrust.com, tripp.salem@suntrust.com, adam.j.humphreys@suntrust.com, christine.gallagher@suntrust.com, elise.lind@suntrust.com, hodges.markwalter@suntrust.com, william.turner@suntrust.com, keith.carpenter@suntrust.com, geoff.fennel@suntrust.com

SCHEDULE 3

FREE WRITING PROSPECTUS

None.

SCHEDULE 4

AGENT CONTACT FOR FUTURE REPORTS

BMO Capital Markets Corp.

3 Times Square, 25th Floor, New York, NY 10036

Attention: Eric Benedict

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas, New York, NY 10019

Attention: Douglas Cheng

Fifth Third Securities, Inc.

424 Church Street, Suite 600, Nashville, TN 37219

Attention: Michael Ryan, Susannah Lunke & Paul Gerwe

Email: michael.ryan@53.com, Susannah.lunke@53.com, Paul Gerwe paul.gerwe@53.com

The Huntington Investment Company

41 South High Street

Columbus, OH 43215

Attention: Peter Dippolito & Elizabeth Hill

Jefferies LLC

520 Madison Avenue, New York, NY 10022

Attention: General Counsel

JMP Securities LLC

600 Montgomery Street, Suite 1100, San Francisco, CA 94111

Attention: Ryan S. Abbe

J.P. Morgan Securities LLC

383 Madison Avenue, New York, NY 10179

Attention: Stephanie Little

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, OH 44114

Attention: Dave Gruber, John Horrigan, Paul Hodermarsky, Michael Jones

Mizuho Securities USA LLC

320 Park Avenue – 12th Floor, New York, NY 10022

Attention: Equity Capital Markets Desk

Email: US-ECM@mizuhogroup.com

With a copy to: legalnotices@mizuhogroup.com, Attention: Office of the General Counsel

Morgan Stanley & Co. LLC

1585 Broadway, New York, NY 10036

Attention: Equity Syndicate Desk

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor, New York, NY 10020

Attention: ETG

Email: ETG@us.sc.mufg.jp

Raymond James & Associates, Inc.

880 Carillon Parkway, St. Petersburg, FL 33716

Attention: General Counsel

Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor, New York, NY 10281

Attention: Chief Legal Officer, U.S.

SMBC Nikko Securities America, Inc.

277 Park Avenue, 5th floor, New York, NY 10172

Attention: Equity Capital Markets

Stifel, Nicolaus & Company, Incorporated

One South Street, 15th Floor, Baltimore, MD 21202

Attention: Syndicate Department

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Rd., NE, 11th Floor, Atlanta, GA 30326

Attention: Keith Carpenter and Geoff Fennel

Exhibit 7(n)

OFFICERS’ CERTIFICATE

Pursuant to Section 7(n) of the Equity Distribution Agreement among Sabra Health Care REIT, Inc., a Maryland corporation (“Company”) and BMO Capital Markets Corp., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., The Huntington Investment Company, Jefferies LLC, JMP Securities LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Raymond James & Associates, Inc., Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., Stifel, Nicolaus & Company, Incorporated and SunTrust Robinson Humphrey, Inc., dated February 25, 2019 (the “Equity Distribution Agreement”), each of the undersigned, Richard K. Matros, the duly qualified and elected Chairman, President and Chief Executive Officer of the Company, and Harold W. Andrews, Jr., the duly qualified and elected Executive Vice President, Chief Financial Officer and Secretary of the Company, hereby certifies solely in such capacity and on behalf of the Company, that to the best of his knowledge:

(i) the representations and warranties of the Company in Section 6 of the Equity Distribution Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or a Material Adverse Change, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Equity Distribution Agreement at or prior to the date hereof.

by
	Name:	Richard K. Matros
	Title:	President and Chief Executive Officer

by
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

Date:

Exhibit 7(o)(1)

Form of Legal Opinion of O’Melveny & Myers LLP

Exhibit 7(o)(2)

Form of Legal Opinion of Venable LLP

Exhibit 7(o)(3)

Form of Legal Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP

Exhibit 5

Form of Terms Agreement

SABRA HEALTH CARE REIT, INC.

Common Stock

TERMS AGREEMENT

, 20[•]

[        ]1

Ladies and Gentlemen:

Sabra Health Care REIT, Inc. (the “Company”) proposes, subject to the terms and conditions set forth herein and in the Equity Distribution Agreement, dated February 25, 2019 (the “Equity Distribution Agreement”), among the Company and BMO Capital Markets Corp., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., The Huntington Investment Company, Jefferies LLC, JMP Securities LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Raymond James & Associates, Inc., Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., Stifel, Nicolaus & Company, Incorporated and SunTrust Robinson Humphrey, Inc., to issue and sell to the undersigned, as principal (the “Agent”) for resale the shares of the Company’s Common Stock specified in the Schedule attached hereto (the “Purchased Shares”). [The Company also proposes to issue and sell to the Agent the additional shares of Common Stock, specified in the Schedule attached hereto (“Additional Shares”), if and to the extent that the Agent shall have determined to exercise its right to purchase such Additional Shares.]

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement, which are incorporated herein by reference, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the Purchased Shares at the Time of Delivery and Closing Location (each as set forth in the Schedule attached hereto) and at the purchase price (“Purchase Price”) set forth in the Schedule attached hereto.

[In addition, the Company agrees to sell to the Agent the Additional Shares, and the Agent shall have the right to purchase up to [•] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Agent for any Additional Shares shall be reduced by an amount per Share equal to any dividends declared by the Company and payable on the Purchased Shares but not payable on such Additional Shares. The Agent may exercise this right, in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Terms Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Agent and the date on which such Additional Shares are to be purchased (such date and time being herein referred to as the “Option Settlement Date”). Each Option Settlement Date must be at least one business day after the written notice is

[1]	To be name and address of the applicable Agent.

given and may not be earlier than the Time of Delivery for the Purchased Shares set forth in the Schedule attached hereto, nor later than ten business days after the date of such notice. Payment of the Purchase Price for the Additional Shares shall be made at the Option Settlement Date in the same manner and at the same location as the payment for the Purchased Shares.]

The Purchased Shares [and the Additional Shares] shall be registered in such names and in such denominations as the Agent shall request in writing not later than one full business day prior to the Time of Delivery [or the applicable Option Settlement Date, as the case may be.] The Purchased Shares [and the Additional Shares] shall be delivered to the Agent at the Time of Delivery [or an Option Settlement Date, as the case may be,] with any transfer taxes payable in connection with the transfer of the Shares to the Agent duly paid, against payment of the Purchase Price therefor.

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Equity Distribution Agreement. Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase Shares is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement and the Time of Delivery [and any Option Settlement Date], except that each representation and warranty in Section 6 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement[,] [and] the Time of Delivery [and any Option Settlement Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares [and the Additional Shares].

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission, and will be filed promptly.

This Terms Agreement and any claim, controversy or dispute arising under or related to this Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its choice of law provisions.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

SABRA HEALTH CARE REIT, INC.,

by
Name:
Title:

ACCEPTED as of the date first above written:

[ ][2],

by
Name:
Title:

[2]	To be name of the applicable Agent.

Schedule to Exhibit 5

Title of Purchased Shares [and Additional Shares]:

Common Stock, par value $0.01 per share

Number of Purchased Shares:

[•]

[Number of Additional Shares:

[•]]

Price to Public:

[•]

Purchase Price (by the Agent):

[•]

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Agent’s account at the Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

[•]

Closing Location:

[•]

Documents to be Delivered at the Time of Delivery:

The following documents referred to in the Equity Distribution Agreement shall be delivered at the Time of Delivery:

(1) The opinions referred to in Section 9(e).

(2) The opinion referred to in Section 9(f).

(3) The accountants’ letters referred to in Section 9(g).

(4) The officers’ certificate referred to in Section 9(h).

(5) Such other documents as the Agent shall reasonably request.

[Documents to be Delivered at the Option Settlement Date:

The obligations of the Agent to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Settlement Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Settlement Date and other matters related to the issuance of such Additional Shares.]